Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We agree to the inclusion as Exhibit 99.1 in this Current Report on Form 8-K/A filed September 30, 2013 of our report, dated April 22, 2013, on our audit of financial statements of IgDraSol, Inc. as of December 31, 2012 and for the period from May 17, 2012 (inception) to December 31, 2012.

/s/ Kelly & Company

Kelly & Company

Costa Mesa, California

September 30, 2013